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                                                                       Exhibit 5

                                October 19, 2001


J.P. Morgan Chase & Co.
270 Park Avenue
New York, New York 10017

Dear Sirs:

                  We have acted as counsel to J.P. Morgan Chase & Co., a
Delaware corporation (the "Corporation"), in connection with the Corporation's Registration Statement on Form S-3 (the "Registration Statement") filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) debt securities, which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities") (collectively, the "Debt Securities"), (ii) warrants to purchase the Debt Securities (the "Debt Warrants"), (iii) shares of preferred stock of the Corporation, $1 par value per share (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iv) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), (v) shares of common stock of the Corporation, par value $1.00 per share (the "Common Stock"), (vi)
warrants to purchase shares of Common Stock (the "Common Stock Warrants"), (vii) currency warrants (the "Currency Warrants"), (viii) contracts which may be issued by the Corporation under which the counterparty may be required to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock,
(ix) Debt Securities, Preferred Stock and Common Stock which may be issued upon exercise of Securities
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J.P. Morgan Chase & Co.                -2-                      October 19, 2001


Warrants (as defined below) and (x) such indeterminate amount of Securities (as defined below) as may be issued in exchange for or upon conversion of, as the case may be, the Securities, with an aggregate initial public offering price of up to $20,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Corporation will not receive separate consideration for any Securities that are issued in exchange for or upon conversion of, as the case may be, Securities, or upon exercise of Securities Warrants. The Debt Warrants, Preferred Stock Warrants and Common Stock Warrants are hereinafter referred to collectively as the "Securities Warrants", and the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Securities Warrants and Currency Warrants are hereinafter referred to collectively as the "Securities". The Securities may be issued or sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

                  The Senior Securities will be issued under an Indenture (the "Senior Indenture") dated as of December 1, 1989, as amended, between the Corporation and Bankers Trust Company, as Trustee (the "Senior Trustee"). The Subordinated Securities will be issued under an Indenture (the "Subordinated Indenture") dated as of April 1, 1987, as amended and restated as of December
15, 1992, and as further amended, between the Corporation and U.S. Bank Trust National Association, as Trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the "Indentures".
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J.P. Morgan Chase & Co.                -3-                      October 19, 2001


                  The Common Stock Warrants will be issued under a Common Stock Warrant Agreement (the "Common Stock Warrant Agreement") between the Corporation and the warrant agent. The Debt Warrants will be issued under a Debt Warrant Agreement (the "Debt Warrant Agreement") between the Corporation and the warrant agent. The Preferred Stock Warrants will be issued under a Preferred Stock Warrant Agreement (the "Preferred Stock Warrant Agreement") between the Corporation and the warrant agent. The Currency Warrants will be issued under a Currency Warrant Agreement (the "Currency Warrant Agreement") between the Corporation and the warrant agent. The Common Stock Warrant Agreement, the Debt Warrant Agreement, the Preferred Stock Warrant Agreement and the Currency Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements". Each party to a Warrant Agreement other than the Corporation is referred to hereinafter as a "Counterparty".

                  We have examined the Registration Statement, a form of the share certificate, a form of the Certificate of Designations, the Indentures, and forms of the Warrant Agreements, all of which have been filed with the Commission as exhibits to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Corporation.
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J.P. Morgan Chase & Co.                -4-                      October 19, 2001


                  In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that: (1) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee; (2) the Subordinated Indenture is the valid and legally binding obligation of the Subordinated Trustee; and (3) at the time of execution, countersignature, issuance and delivery of any Securities Warrants or Currency Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                           1. The Debt Securities have been duly authorized and
         (i) when the Registration Statement has become effective under the Act, and (ii) when duly executed and authenticated in accordance with the terms of the Indentures, and delivered and sold and upon payment in full of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Corporation, a duly constituted and acting committee of such Board or duly authorized officers of the Corporation (such Board of Directors, committee or authorized officers being hereinafter referred to as the "Board") and otherwise in accordance with the provisions of the relevant Indenture and such agreement, will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms and entitled to the benefits of such Indentures.

                           2. The shares of Preferred Stock have been duly authorized and (i) when the Registration Statement has become effective under the Act, (ii) when the Certificate of Designations has been duly filed, and (iii) when the shares of Preferred Stock, in the form filed as an exhibit to the Registration Statement, have been duly executed, countersigned, delivered and sold by the Corporation, and upon payment in full of the consideration therefor provided for in the applicable definitive
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J.P. Morgan Chase & Co.                -5-                      October 19, 2001


         purchase, underwriting or similar agreement approved by the Board, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

                           3. The shares of Common Stock have been duly authorized and (i) when the Registration Statement has become effective under the Act and (ii) when the shares of Common Stock in the form filed as an exhibit to the Registration Statement have been duly executed, countersigned, delivered and sold by the Corporation, and upon payment in full of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, such shares of Common Stock will be validly issued, fully paid and nonassessable.

                           4. The Securities Warrants have been duly authorized and (i) when the Registration Statement has become effective under the Act, (ii) upon the execution and delivery of a Debt Warrant Agreement, Preferred Stock Warrant Agreement or Common Stock Warrant Agreement, as the case may be, relating to such Securities Warrants in the form filed as an exhibit to the Registration Statement, and (iii) when such Securities Warrants have been duly executed, countersigned, delivered and sold by the Corporation in the applicable form filed as an exhibit to the applicable Warrant Agreement, and upon payment in full of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Securities Warrants will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.

                           5. The Currency Warrants have been duly authorized and (i) when the Registration Statement has become effective under the Act, (ii) upon the execution and delivery of a Currency Warrant Agreement relating to such Currency Warrants in the form filed as an exhibit to the Registration Statement and (iii) when such Currency Warrants have been duly executed, countersigned, delivered and sold by the Corporation in the applicable form filed as an exhibit to the Currency Warrant Agreement, and upon payment in full of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Currency Warrants will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.

                           6. The Depositary Shares have been duly authorized
         and (i) when the Registration Statement has become effective under the Act, (ii) when the deposit agreement under which the Depositary Shares are to be issued has been duly executed and delivered, (iii) when the preferred stock represented by the depositary shares has been duly delivered to the depositary under the deposit agreement and (iv) when the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the preferred stock in accordance with the deposit agreement, and
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J.P. Morgan Chase & Co.                -6-                      October 19, 2001


         issued and sold and upon payment in full therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement.

                  Our opinions set forth in paragraph 1, 4, 5 and 6 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the
State of New York, the Federal law of the United States and the Delaware General Corporation Law.
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J.P. Morgan Chase & Co.                -7-                      October 19, 2001


                  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.

                                        Very truly yours,

                                        /s/ Simpson Thacher & Bartlett
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                                        SIMPSON THACHER & BARTLETT